UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	September 26, 2011

Ener1, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34050	59-2479377
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway, Suite 40, New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(212) 920-3500

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Termination of Chief Executive Officer and Chairman.

On September 26, 2011, the Board of Directors of Ener1, Inc. (the “Board”) terminated Charles Gassenheimer’s employment as Chief Executive Officer and Chairman of Ener1, Inc. (“Ener1” or the “Company”), effective immediately.  Under Mr. Gassenheimer’s Employment Agreement with the Company dated as of June 22, 2010, he is obligated to offer to resign from the Board within thirty days of September 27, 2011.

In addition, on September 26, 2011, the Board appointed Thomas J. Snyder as non-executive Chairman of the Board, effective immediately.  Mr. Snyder has served as a director of Ener1 since July 2007.

(c)           Appointment of Chief Executive Officer.

On September 26, 2011, the Board appointed Christopher L. Cowger as Chief Executive Officer of Ener1, effective immediately.  The Board concluded that a change in leadership would enhance the company’s ability to execute its business and financial plans in the current economic environment. The Board believes that the Company’s newly appointed Chief Executive Officer is in the best possible position to do so.

Mr. Cowger, age 40, has served as President of the Company and Chief Executive Officer of EnerDel, Inc., a subsidiary of the Company, since March 2011.  From January 2009 until joining the Company, Mr. Cowger served as Corporate Vice President and General Manager, Americas Mega-Region with Advanced Micro Devices (“AMD”).  At AMD, Mr. Cowger was responsible for AMD’s $2 billion business and oversaw the executive management in numerous areas, including Consumer Relations, Components, Public Sales and Marketing, Field Engineering and Business Management across North, Central and South America.  Prior to working at AMD, Mr. Cowger worked at Dell, Inc. (“Dell”) for over ten years.  From June 2008 through December 2008, Mr. Cowger served as Vice President and General Manager of the Global Consumer Software and Peripherals Division of Dell, where Mr. Cowger oversaw Dell’s $1 billion Software and Peripheral Business within Dell’s Global Consumer Group.  From March 2007 through December 2008, Mr. Cowger was Vice President of Planning and Operations for Dell’s Global Consumer Group, where he was responsible for all pricing, short and long term financial forecasting/planning, demand/supply management, new product introduction, divisional infrastructure and investment planning.  From February 2006 through March 2007, Mr. Cowger was Vice President of the Americas Transactional Marketing division of Dell, where he was responsible for all pricing, forecasting, demand/supply management and product line management for the Dimension/XPS desktop and Inspiron/XPS notebook lines of business in the Americas region.  From October 2004 through February 2006, Mr. Cowger was General Manager of the Consumer Division for Dell’s Japanese business.  Mr. Cowger holds a Bachelor of Science degree in Electrical Engineering from Duke University and a Master of Business Administration and Master of Science in Electrical Engineering from Massachusetts Institute of Technology (MIT).

Mr. Cowger will continue to serve as Chief Executive Officer of EnerDel, Inc.

There are no family relationships between Mr. Cowger and any director or executive officer of the Company.

As of the date of this report, no new compensatory arrangements have been entered into with Mr. Cowger in connection with his appointment as Chief Executive Officer of the Company.

(d)           Election of Director.

On September 26, 2011, the Board voted to increase the number of directors of the Board from nine to ten and to fill the vacancy created by such increase by appointing Mr. Cowger as a director.

As of the date of this report, any committees of the Board to which Mr. Cowger will be named are not known.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

September 27, 2011	By:	/s/ Jeffrey Seidel

Name: Jeffrey Seidel
Title: Chief Financial Officer